LIBERTY INTERACTIVE CORPORATION

IMPORTANT SPECIAL MEETING INFORMATION

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on [•], 2018.

Vote by Internet

- Go to **www.envisionreports.com/LIC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch-tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

	For	Against	Abstain
1. A proposal to approve the redemption by Liberty Interactive Corporation of each share of Series A Liberty Ventures common stock and Series B Liberty Ventures common stock in exchange for one share of GCI Liberty, Inc. Class A Common Stock and GCI Liberty, Inc. Class B Common Stock, respectively, following the acquisition of such shares by Liberty Interactive LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Liberty Interactive Corporation, in connection with the contribution of certain assets and liabilities attributed to Liberty Interactive Corporation's Ventures Group to GCI Liberty, Inc.	☐	☐	☐
2. A proposal to authorize the adjournment of the special meeting by Liberty Interactive Corporation to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the special meeting to approve the other proposal to be presented at the special meeting.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — LIBERTY INTERACTIVE CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS [ • ], 2018 The undersigned hereby appoint(s) Richard N. Baer and Mark D. Carleton, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Liberty Ventures common stock and/or Series B Liberty Ventures common stock held by the undersigned at the Special Meeting of Stockholders to be held at [ • ] [a.m./p.m.], local time, on [ • ], 2018, at Liberty Interactive Corporation’s offices at 12300 Liberty Boulevard, Englewood, CO 80112 and any adjournment or postponement thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE